
                    ENTERGY CORPORATION AND SUBSIDIARIES
                  STATEMENTS OF CONSOLIDATED INCOME (LOSS)
             For the Three Months Ended March 31, 1997 and 1996
                               (Unaudited)

                                                                    1997            1996
                                                            (In Thousands, Except Share Data)
Operating Revenues:
  Electric                                                         $1,451,925      $1,413,068
  Natural gas                                                          57,496          57,473
  Steam products                                                       11,089          15,578
  Nonregulated and foreign energy-related businesses                  525,243         112,873
                                                                   ----------      ----------
        Total                                                       2,045,753       1,598,992
                                                                   ----------      ----------

Operating Expenses:
  Operation and maintenance:
     Fuel, fuel-related expenses, and
       gas purchased for resale                                       398,742         375,764
     Purchased power                                                  420,962         158,157
     Nuclear refueling outage expenses                                 17,236          14,209
     Other operation and maintenance                                  426,087         353,212
  Depreciation, amortization, and decommissioning                     228,029         194,567
  Taxes other than income taxes                                        92,991          88,971
  Rate deferrals                                                       (9,575)        (19,802)
  Amortization of rate deferrals                                       99,063          91,511
                                                                   ----------      ----------
        Total                                                       1,673,535       1,256,589
                                                                   ----------      ----------

Operating Income                                                      372,218         342,403
                                                                   ----------      ----------

Other Income (Deductions):
  Allowance for equity funds used
   during construction                                                  3,033           2,558
  Write-off of River Bend rate deferrals                                    -        (194,498)
  Miscellaneous - net                                                  17,393          10,778
                                                                   ----------      ----------
        Total                                                          20,426        (181,162)
                                                                   ----------      ----------

Interest Charges:
  Interest on long-term debt                                          185,490         172,843
  Other interest - net                                                 11,905          11,847
  Distributions on preferred securities of subsidiaries                 4,172               -
  Allowance for borrowed funds used
   during construction                                                 (2,437)         (2,138)
  Preferred and preference dividend requirements of
   subsidiaries and other                                              16,723          18,081
                                                                   ----------      ----------
        Total                                                         215,853         200,633
                                                                   ----------      ----------

Income (Loss) Before Income Taxes                                     176,791         (39,392)

Income Taxes                                                           67,029          47,680
                                                                   ----------      ----------

Net Income (Loss)                                                    $109,762        ($87,072)
                                                                   ==========      ==========

Earnings (loss) per average common share                                $0.47          ($0.38)
Dividends declared per common share                                     $0.45           $0.90
Average number of common shares outstanding                       235,133,608     227,780,604

See Notes to Financial Statements.

                     ENTERGY CORPORATION AND SUBSIDIARIES
                     STATEMENTS OF CONSOLIDATED CASH FLOWS
              For the Three Months Ended March 31, 1997 and 1996
                                  (Unaudited)

                                                                                         1997          1996
                                                                                           (In Thousands)
Operating Activities:
  Net income (loss)                                                                    $109,762      ($87,072)
  Noncash items included in net income (loss):
    Write-off of River Bend rate deferrals                                                    -       194,498
    Change in rate deferrals/excess capacity-net                                        111,036       105,388
    Depreciation, amortization, and decommissioning                                     228,029       194,567
    Deferred income taxes and investment tax credits                                    (53,743)      (45,013)
    Allowance for equity funds used during construction                                  (5,470)       (2,558)
  Changes in working capital:
    Receivables                                                                         115,155        37,148
    Fuel inventory                                                                       32,438        23,212
    Accounts payable                                                                   (201,617)      (32,984)
    Taxes accrued                                                                       119,438        65,289
    Interest accrued                                                                    (10,637)      (65,276)
    Other working capital accounts                                                       98,914       (81,209)
  Decommissioning trust contributions                                                   (14,656)      (12,146)
  Other                                                                                 (42,584)      (25,535)
                                                                                     ----------    ----------
    Net cash flow provided by operating activities                                      486,065       268,309
                                                                                     ----------    ----------

Investing Activities:
  Construction/capital expenditures                                                    (125,743)     (131,435)
  Allowance for equity funds used during construction                                     5,470         2,558
  Nuclear fuel purchases                                                                (54,155)      (65,430)
  Proceeds from sale/leaseback of nuclear fuel                                           68,319        46,872
  Acquisition of CitiPower                                                                    -    (1,156,112)
  Acquisition of London Electricity, net of cash acquired                            (2,021,501)            -
  Investment in nonregulated/nonutility properties                                       12,515        (5,171)
                                                                                     ----------    ----------
    Net cash flow used in investing activities                                       (2,115,095)   (1,308,718)
                                                                                     ----------    ----------


                     ENTERGY CORPORATION AND SUBSIDIARIES
                     STATEMENTS OF CONSOLIDATED CASH FLOWS
              For the Three Months Ended March 31, 1997 and 1996
                                  (Unaudited)

                                                                                         1997          1996
                                                                                           (In Thousands)
Financing Activities:
  Proceeds from the issuance of:
    General and refunding mortgage bonds                                                     -       39,608
    First mortgage bonds                                                                84,490      198,250
    Bank notes and other long-term debt                                              1,630,280      946,167
    Common Stock                                                                        98,695            -
    Preferred securities of subsidiaries trust                                          82,323            -
  Retirement of:
    First mortgage bonds                                                                     -     (133,687)
    General and refunding mortgage bonds                                               (87,965)           -
    Other long-term debt                                                                     -      (92,744)
  Redemption of preferred stock                                                       (101,728)     (19,704)
  Changes in short-term borrowings - net                                               258,274      277,000
  Common stock dividends paid                                                         (105,035)     (99,714)
                                                                                    ----------   ----------
    Net cash flow provided by financing activities                                   1,859,334    1,115,176
                                                                                    ----------   ----------

Effect of exchange rates on cash and cash equivalents                                     (758)          40
                                                                                    ----------   ----------

Net increase in cash and cash equivalents                                              229,546       74,807

Cash and cash equivalents at beginning of period                                       388,703      533,590
                                                                                    ----------   ----------

Cash and cash equivalents at end of period                                            $618,249     $608,397
                                                                                    ==========   ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest - net of amount capitalized                                              $223,444     $239,354
    Income taxes                                                                        $3,002      $12,032
  Noncash investing and financing activities:
     Change in unrealized depreciation of
       decommissioning trust assets                                                    ($1,119)     ($4,265)

See Notes to Financial Statements.

               ENTERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
               March 31, 1997 and December 31, 1996
                            (Unaudited)


                                                                             1997              1996
                              ASSETS                                             (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                                                   $125,027           $34,807
    Temporary cash investments - at cost,
      which approximates market                                             391,130           346,782
    Special deposits                                                        102,092             7,114
                                                                        -----------       -----------
           Total cash and cash equivalents                                  618,249           388,703
  Notes receivable                                                            9,524             1,384
  Accounts receivable:
    Customer (less allowance for doubtful accounts of
       $26.4 million in 1997 and $9.2 million in 1996)                      562,916           324,687
    Other                                                                   148,717            99,066
    Accrued unbilled revenues                                               468,238           351,429
  Deferred fuel                                                              86,965           122,184
  Fuel inventory                                                            122,195           139,603
  Materials and supplies - at average cost                                  375,985           339,622
  Rate deferrals                                                            411,483           444,543
  Prepayments and other                                                     190,884           151,312
                                                                        -----------       -----------
           Total                                                          2,995,156         2,362,533
                                                                        -----------       -----------

Other Property and Investments:
  Decommissioning trust funds                                               375,933           357,962
  Non-regulated investments                                                 502,629           513,058
  Other                                                                      78,417            59,053
                                                                        -----------       -----------
           Total                                                            956,979           930,073
                                                                        -----------       -----------

Utility Plant:
  Electric                                                               25,039,087        22,811,164
  Plant acquisition adjustment - Entergy Gulf States                        451,359           455,425
  Electric plant under leases                                               680,246           679,991
  Property under capital leases - electric                                  143,857           147,277
  Natural gas                                                               175,093           168,143
  Steam products                                                             81,743            81,743
  Construction work in progress                                             411,694           401,676
  Nuclear fuel under capital leases                                         284,489           250,651
  Nuclear fuel                                                               58,030           112,625
                                                                        -----------       -----------
           Total                                                         27,325,598        25,108,695
  Less - accumulated depreciation and amortization                        9,045,596         8,885,572
                                                                        -----------       -----------
           Utility plant - net                                           18,280,002        16,223,123
                                                                        -----------       -----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                                          321,517           399,493
    SFAS 109 regulatory asset - net                                       1,194,590         1,196,041
    Unamortized loss on reacquired debt                                     212,183           217,664
    Other regulatory assets                                                 436,340           435,652
  Long-term receivables                                                     211,524           216,082
  CitiPower license (net of $3.8 million of amortization)                   598,897           606,214
  London Electricity license (net of $6.4 million of amortization)        1,541,414                 -
  Other                                                                     399,960           379,419
                                                                        -----------       -----------
           Total                                                          4,916,425         3,450,565
                                                                        -----------       -----------

           TOTAL                                                        $27,148,562       $22,966,294
                                                                        ===========       ===========
See Notes to Financial Statements.

               ENTERGY CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS
               March 31, 1997 and December 31, 1996
                            (Unaudited)

                                                                            1997              1996
               LIABILITIES AND SHAREHOLDERS' EQUITY                             (In Thousands)
Current Liabilities:
  Currently maturing long-term debt                                      $412,332          $345,620
  Notes payable                                                           567,811            20,686
  Accounts payable                                                        511,661           554,558
  Customer deposits                                                       181,693           155,534
  Taxes accrued                                                           370,004           180,340
  Accumulated deferred income taxes                                        47,248            78,010
  Interest accrued                                                        195,834           203,425
  Dividends declared                                                        5,486             8,950
  Obligations under capital leases                                        152,077           151,287
  Other                                                                   280,575           184,157
                                                                      -----------       -----------
           Total                                                        2,724,721         1,882,567
                                                                      -----------       -----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                                     4,674,949         3,770,760
  Accumulated deferred investment tax credits                             602,793           607,641
  Obligations under capital leases                                        277,012           247,360
  Other                                                                 1,791,020         1,298,306
                                                                      -----------       -----------
           Total                                                        7,345,774         5,924,067
                                                                      -----------       -----------

  Long-term debt                                                        9,422,701         7,590,804
  Subsidiaries' preferred stock with sinking fund                         200,237           216,986
  Subsidiary's preference stock                                           150,000           150,000
  Company-obligated mandatorily redeemable
   preferred securities of subsidiary trust holding
   solely junior subordinated deferrable debentures                       215,000           130,000

Shareholders' Equity:
 Subsidiaries' preferred stock without sinking fund                       345,954           430,955
 Common stock, $.01 par value, authorized 500,000,000
    shares; issued 237,865,027 shares in 1997 and
    234,456,457 shares in 1996                                              2,378             2,345
  Paid-in capital                                                       4,410,325         4,320,591
  Retained earnings                                                     2,345,917         2,341,703
  Cumulative foreign currency translation adjustment                       20,966            21,725
  Less - treasury stock (1,131,223 shares in 1997 and
   1,496,118 shares in 1996)                                               35,411            45,449
                                                                      -----------       -----------
           Total                                                        7,090,129         7,071,870
                                                                      -----------       -----------

Commitments and Contingencies (Notes 1 and 2)

           TOTAL                                                      $27,148,562       $22,966,294
                                                                      ===========       ===========
See Notes to Financial Statements.
